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                                                                    Exhibit 21.1

                         THE GREENBRIER COMPANIES, INC.
                              LIST OF SUBSIDIARIES

                                                                                                           Names Under
                                                                                         State of           Which Does
                                       Name                                            Incorporation         Business
                                       ----                                            -------------         --------
2441001 Nova Scotia Limited                                                            Nova Scotia,            N/A
                                                                                          Canada

Autostack Corporation                                                                       OR                 N/A

Greenbrier Capital Corporation                                                              CA                 N/A

Greenbrier Europe B.V.                                                                  Netherlands            N/A

                                                                                                            Greenbrier
Greenbrier Leasing Corporation                                                              DE              Intermodal

Greenbrier Leasing Sp z.o.o.                                                              Poland               N/A

Greenbrier Leasing Limited                                                             Nova Scotia,            N/A
                                                                                          Canada

Greenbrier Logistics, Inc.                                                                  OR                 N/A

Greenbrier Partners, Inc.                                                                   CA                 N/A

Greenbrier Rail Services, Inc.                                                              DE                 N/A

Greenbrier Railcar, Inc.                                                                    DE                 N/A

Greenbrier Rental Services, Inc.                                                            CA                 N/A

Greenbrier Transportation, Inc.                                                             DE                 N/A

Greenbrier U.K. Limited                                                               United Kingdom           N/A

Gunderson, Inc.                                                                             OR                 N/A

Gunderson Leasing, Inc.                                                                     OR                 N/A

Gunderson Marine, Inc.                                                                      OR                 N/A

Gunderson Northwest, Inc. (formerly known as Gunderson Springfield, Inc.)                   OR                 N/A

Gunderson Southwest, Inc.                                                                   OR                 N/A

Gunderson Wheel Services, Inc.                                                              OR                 N/A

InterAmerican Logistics Inc.                                                             Ontario,              N/A
                                                                                          Canada

Superior Transportation Systems, Inc.                                                       OR                 N/A

Tolan O'Neal Transportation & Logistics, Inc.                                               WA                 N/A

TrentonWorks Limited                                                                   Nova Scotia,            N/A
                                                                                          Canada
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